EXHIBIT NUMBER 2.01
                      CONVERTIBLE DEBENTURE AGREEMENT


This Convertible Debenture Agreement (Agreement) is made by and between CROWN ENERGY CORPORATION, (hereafter the "Borrower") and
ORIENTAL NEW INVESTMENTS, LTD.,  (the Lender).

WHEREAS, the Borrower desires to borrow $150,000 U.S. from the Lender or the Lender's Assigns in accordance with the terms and conditions set forth herein, and

WHEREAS, the Lender desires to lend or arrange for the loan of $150,000 to the Borrower in accordance with the terms and conditions set forth herein.

THEREFORE, the Lender and the Borrower agree as follows:

1. ACQUISITION OF A CONVERTIBLE DEBENTURE. The Borrower hereby agrees to sell and the Lender agrees to buy a Convertible Debenture of the Borrower in the form attached hereto as Exhibit A. The Convertible Debenture shall have the principal amount of $150,000 (Principal). The Convertible Debenture Principal shall be payable to the Borrower within five (5) business days following execution of this Agreement by the Lender and against delivery of a duly executed Convertible Debenture.

2. CONVERTIBLE DEBENTURE TERM AND INTEREST RATE. The Convertible Debenture Principal shall be due and payable to the holder thereof on the next business day after six months from the date of payment of the Principal to the Borrower. The holder thereof may at its election extend the term of the Convertible Debenture for successive six month periods upon written notice thereof to the Borrower.

     Interest on the Convertible Debenture shall accrue from the date of payment of the Convertible Debenture Principal to the Borrower at the rate of nine percent (9%) per annum until paid or converted. Interest shall be due and payable to the Lender quarterly, beginning July 31, 1997. (The last day of the third full calendar month following payment of the Principal).

3. REDEMPTION. The Borrower may elect to redeem the Convertible Debenture by pre-paying the Principal and accrued interest of the Convertible Debenture at any time prior to the end of the term thereof upon fifteen (15) days written notice to the holder thereof of its intent to pre-pay the Convertible Debenture. The foregoing notwithstanding, the Lender may convert the Principal and accrued interest into common stock of the Borrower pursuant Paragraph 5 below and the Holder's three day written notice of conversion into common stock.

4. NEGOTIABILITY. The Convertible Debenture shall be assignable by the holder thereof for value, to a Holder in Due Course as defined by the Uniform Commercial Code upon written notification to Borrower of the Assignee and its address. The Borrower hereby makes an unconditional promise to repay the Principal and accrued interest of the Convertible Debenture on or before the date due to any such Holder in Due Course. The Borrower acknowledges that repayment to a Holder in Due Course is not subject to any claims or defenses the Borrower may have against the Lender.

5. CONVERSION OF DEBT INTO COMMON STOCK. At any time after July 13, 1997 (sixty days from the date the Principal of the Convertible Debenture is paid to the Borrower), the Lender may elect to convert the Principal and interest accrued (to the date prior to the date Notice of Conversion is given to the Borrower) in whole or in part, or solely the accrued interest in whole or in part into as many shares of common stock of the Borrower as equals the dollar amount to be converted divided by sixty-five percent (65%) of the average closing bid price for common stock of the Borrower as reported by NASDAQ for the ten (10) business days prior to the date the Lender's Notice of Conversion to the Borrower.

6. DEFAULT. Each of the following events shall be and shall constitute an event of default under an outstanding Convertible
Debenture and this Agreement:

     (a) Any default by the Borrower in the punctual payment of the Principal and accrued interest of the outstanding
     Convertible Debenture when and as the same shall become due and payable;

     (b) Any default by the Borrower under or breach by the Borrower in the performance of any covenant, agreement, warranty, representation or condition contained in this Agreement or the Convertible Debenture;

     (c)  If the Borrower shall:

          (i) apply for, or consent to, the appointment of a receiver, trustee, or liquidator of the Borrower for all or substantially all assets of the Borrower; (ii) file or be served with any petition for relief under the Bankruptcy Code or any similar federal or state law or admit in writing its inability to pay its debts as they become due; (iii) make a general assignment to creditors;

     (d) If any pleading shall be filed in any court or other forum seeking the adjudication of the Borrower as a bankrupt or insolvent, the appointment of a receiver, trustee, or liquidator of the Borrower or of all or substantially all of their assets which pleading shall not be dismissed within thirty (30) days; or

     (e) The filing of any tax lien respecting any of the assets of the Borrower;

     (f) The failure to file the Borrower's periodic reports with the U.S. Securities and Exchange Commission when due including any available extension periods;

     (g) The foregoing notwithstanding, the Borrower shall have thirty (30) days from the date of such default to cure said default. Upon such cure the terms of the Convertible
     Debenture shall continue in effect.

7. REMEDIES UPON DEFAULT. Upon the occurrence of any one or more of the events of default described in Section 6 of this Agreement and subject solely to the Borrower's actual cure of the default pursuant to Section 6(g), the Holder of the Convertible Debenture at its option, and in its sole discretion, may declare the unpaid balance of the Principal and accrued interest immediately due and payable as fully and as completely as if said aggregate sum was originally agreed to be paid at such time, all without notice or demand, which are hereby expressly waived by the Borrower. In addition, upon the occurrence of any one or more of such events of default, the holder may proceed to enforce payment of the Principal and accrued interest, accelerated as above provided, and any and all other duties, obligations and liabilities secured by this Agreement and the Convertible Debenture.

8. LOCATION OF TRANSACTION. The offer and acceptance of the Convertible Debenture and any subsequent election to convert a Convertible Debenture into common stock as provided by Section 4 above shall be deemed concluded at the office of the Lender, c/o SAGEM, Rue des Bains 35, 1205 Geneva, Switzerland.

9. RELIANCE UPON REGULATION S. The Borrower and the Lender agree that the offer and acceptance of the Convertible Debenture is exempt from the registration requirements of Section 5 of the Securities Act of 1933, pursuant to the exemption provided by Rule 903 of Regulation S. The Regulation S Restricted Period shall commence upon the date on which the Lender has tendered the Principal of the Convertible Debenture to the Borrower.

10. REPRESENTATIONS AND WARRANTIES OF BORROWER. Borrower represents and warrants to the Lender as follows:

     (a) The Borrower shall maintain accurate records and books of account, in accordance with generally acceptable accounting principles, consistently applied throughout the periods included therein, and the Lender shall have the right to receive and review Borrower's SEC filings and financial statements contained therein;

     (b) The Borrower shall pay and discharge when due all taxes, levies and other charges which are or, if they remain unpaid, may become a lien against its properties or assets;

     (c) The Borrower shall maintain adequate insurance against loss or damage to all of its properties and assets and will maintain insurance deemed by the Borrower to be adequate against loss or damage to all of its properties and assets and liability for damage to the person or property of others;

     (d) The Borrower shall notify the Lender if, at any time, it changes the address of the office where it keeps its books and records.

     (e) The Borrower shall maintain its corporate existence and comply with all valid and applicable statutes, rules, ordinances, regulations or orders, federal, state and local, and maintain its properties in good operating conditions;

     (f)  The Borrower shall at all times that the Convertible
     Debenture is outstanding, maintain an adequate number of authorized but unissued shares of common stock necessary for the conversion of the Principal and accrued interest;

     (g) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of UTAH and is qualified or authorized to do business as foreign corporations and are in good standing in all jurisdictions in which qualification or authorization may be required and has all requisite corporate power and authority, licenses and permits to own or lease and operate their properties and carry on their business as presently being conducted and to execute, deliver and perform this Agreement and consummate the transactions contemplated hereby.

     (h) The Borrower has not engaged in "Directed Selling Efforts" as defined in Regulation S, being such activity undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the Shares being offered in reliance on Regulation S. Such activity including but not limited to advertising the sale of the Shares in a newspaper or other publication of general distribution in the United States.

     (i) The Borrower is a Reporting Company whose common stock is registered with the U.S. Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 as amended. The Borrower represents and warrants that it has filed all such reports required of it over the past twelve months and that it will file all reports as required and that the information contained therein does not and will not contain any misstatement of material information or any omission of information necessary to make the information provided not misleading. The Borrower specifically agrees to file a Form 8-K reporting this Regulation S transaction.

     (j) The Borrower has disclosed to the Lender, all sales of unregistered common stock or securities convertible into common stock which Borrower has made during the ninety (90) days prior to the date of this Agreement including the number of shares and consideration received therefore. The Borrower furthermore represents and warranty that so long as the Convertible Debenture issued pursuant to Paragraph 1 above remains outstanding, the Borrower shall not make any further sales of unregistered common stock or securities convertible into common stock pursuant to Regulation "S" without first offering such unregistered securities to the Lender on substantial the same terms as to offered to a bona fide third party. The Lender shall have twenty days from the date of such offer to accept and purchase such securities. Thereafter the Borrower may sell such securities to any bona fide third party.

     (k) Maintenance of Market Listing. It will maintain the listing of its Common Stock on the NASD Electronic Bulletin
     Board Market.

     (l) Prohibition on Stop Transfer Instructions. The Borrower will not issue stop transfer instructions to its transfer agent with respect to and will not after expiration of the Regulation S Restricted Period, place a restrictive legend on the certificates representing the Shares of Common Stock issuable upon the conversion of the Convertible Debenture for any reason other than the Company's reasonable good faith belief that the representations and warranties made by the Lender or contained in the Notice of Conversion are untrue or as required by applicable federal or state securities laws.

     (m) Registration Rights. If within five business days of receipt of a Notice of Conversion, the Company fails to instruct its transfer agent to issue certificates for the Shares required by such Notice or issues certificates with a restrictive legend after the expiration of the Regulation S Restricted Period, for any reason other than the Company's reasonable good faith belief that the representations and warranties made by the Lender or contained in the Notice of Conversion are untrue, then the Company shall be required at the Company's expense and at the request of the Lender to effect the registration of the Shares under the Act and relevant Blue Sky laws as promptly as is practicable and in no event later than 90 days from the date of the Holder's demand therefor.

          The Company shall also register a sufficient number of additional shares of common stock for the purpose of a recalculation of the number of shares to be issued pursuant to the conversion such that in the event the average closing bid price for common stock of the Borrower as reported by NASDAQ for the ten (10) days prior to the anticipated effective date of the registration statement is less than the average closing bid price set forth in the Lender's Notice of Conversion to the Borrower. If the average closing bid price for common stock of the Borrower as reported by NASDAQ for the ten (10) days prior to the anticipated effective date of the registration statement is less than the average closing bid price as set forth in the Lender's Notice of Conversion to the Borrower, then the Company shall issue such number of shares as calculated on the average closing bid price for common stock of the Borrower as reported by NASDAQ for the ten (10) days prior to the anticipated effective date of the registration statement.

          The Company and the Lender shall cooperate in good faith in connection with the furnishing of information required for such registration and the taking of such other actions as may be legally or commercially necessary in order to effect such registration. The Company shall file a registration statement within 60 days of Lender's Notice of Conversion and shall use its best efforts to cause such registration statement to become effective as soon as practicable thereafter. Such best efforts shall include, but not be limited to, promptly responding to all comments received from the staff of the Securities and Exchange Commission, providing Lender's counsel with a contemporaneous copy of all written communications from and to the staff of the Securities and Exchange Commission with respect to such registration statement and promptly preparing and filing amendments to such registration statement which are responsive to the comments received from the staff of the Securities and Exchange Commission.

          Once declared effective by the Securities and Exchange Commission, the Company shall cause such registration statement to remain effective until the earlier of (i) the sale by the Lender of all Shares registered or (ii) 120 days after the effective date of such registration statement.

     (n) Registration in the Event of Amendments to Regulation S. In the event that Regulation S is amended in such a manner as to increase the Restricted Period for more than its present time period or to otherwise substantially diminish the liquidity of the Lender's investment as determined in its sole discretion, the Lender shall have the option to require the Borrower to register the Underlying Shares in the manner as set forth in (m) above.

     (o) Penalty for Failure to Convert. If within five business days to receipt of a Notice of Conversion, the Company fails to instruct its transfer agent to issue certificates for the Shares required by such Notice or issues certificates with a restrictive legend after the expiration of the restricted Period, for any reason other than the Company's reasonable good faith belief that the representations and warranties made by the lender or contained in the Notice of Conversion are untrue, then the Company shall pay to the Lender by wire transfer, as liquidated damages for such failure and not as a penalty, an amount in cash equal to the lesser of $25,000 or twenty-five percent (25%) of the outstanding Principal and accrued interest. Such liquidated damages shall be added to the Principal and accrued interest of the Convertible Debenture and subject to the Default Provisions thereof. However, accrual or payment of such liquidated damages shall not relieve the Borrower from its obligations to register the Shares pursuant to paragraph (m) above.

11. REPRESENTATIONS AND WARRANTIES OF LENDER. The Lender represents and warrants to the Borrower as follows:

     (a) The Lender is a corporation organized under the laws of Hong Kong and is not a U.S. Person as defined by Regulation S as: (1) Any natural person resident in the United States, its territories or possessions; (2) Any partnership or corporation organized or incorporated under the laws of the United States;
     (3) Any estate of which any executor or administrator is a U.S. Person; (4) Any trust of which any trustee is a U.S. Person; (5) Any agency or branch of a foreign entity located in the United States; (6) Any non-discretionary account or similar account (other than an estate or trust) held for the benefit of a U.S. Person; (7) Any fiduciary organized, incorporated or (if an individual) resident in the United States; and (8) Any foreign entity organized or incorporated by a U.S. Person principally for the purpose of investing in unregistered securities, unless it is organized or incorporated and owned by "Accredited Investors" (as defined in Regulation D) who are not natural persons, estates or trusts.

     (b) The offer and acceptance of the Convertible Debenture and any Shares received upon conversion thereof shall have taken place outside of the United Sates of America or any of its territories or possessions and the purchase of the Shares shall take place outside of the United States of America or any of its territories or possessions.

     (c) The Lender is aware that the Convertible Debenture and Shares received upon conversion thereof have not been and may not be registered with the U.S. Securities & Exchange Commission and accordance with Regulation S and cannot be sold to any U.S. Person or for the account or benefit of a U.S. Person during the restricted period beginning on the day of the final payment of Principal is paid upon the Convertible Debenture. The Lender further acknowledges that after the restricted period, the Shares may only be sold to U.S. Persons or in U.S. based securities markets pursuant to an effective registration statement covering the Shares or pursuant to an exemption from the registration requirements of Section 5 of the Securities Act of 1933, as amended, and applicable state laws.

     (d) The Lender is acquiring the Convertible Debenture and Shares received upon conversion thereof for investment and not with a view to the distribution thereof and has not entered into any agreement or other arrangement or understanding with any party regarding the resale of the shares. The foregoing notwithstanding, the Lender represents that its investment intent is to bear the investment risk of bearing an unsecured creditor of the Borrower for at least six months in expectation of market appreciation for the underlying common stock.

     (e) Any offer, sale or pledge of the Convertible Debenture and Shares received upon conversion thereof with which Lender is involved, whether made subsequent to or during the pendency of any applicable "restricted period", will be made in accordance with the provisions and requirements of Regulation S, or pursuant to registration under the Securities Act of 1933, as amended, or an available exemption therefrom.

12. ACCEPTANCE OF INVESTMENT INTENT AND ESTOPPEL. In reliance upon the representations and warranties of the Lender, the Borrower affirmatively accepts and acknowledges: the Lender's investment intent; that the Lender is not an "underwriter" as defined by
Section 2(11) of the Securities Act of 1933; and that the Borrower shall be estopped from asserting as either a claim or defense that the Lender is an underwriter as a result of the purchase of the Convertible Debenture or conversion thereof.

13. BROKERAGE FEES AND OTHER EXPENSES. The Borrower and Lender agree that there are no brokerage fees or commissions due upon the sale of the Shares and that each shall bear their own incidental expenses of the transaction including any attorneys fees.

14.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES.   The
Representations and Warranties set forth above shall survive the execution of this Agreement and may be relied upon by either Party so long as the relying Party does not have actual knowledge of the invalidity or inaccuracy of said representations and warranties.

15. INDEMNIFICATION. The Parties agree to indemnify and hold harmless each other for any liability arising from this Agreement or reliance upon the Representations and Warranties of the other after Closing.

16. COUNTERPARTS/FACSIMILE SIGNATURES. This Agreement may be executed in counterpart signatures and the Parties agree that a facsimile signature transmitted from a known telephone number of either Party shall be deemed to be an original signature.

17. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the United States and the State of Utah without regard to conflicts of law.

18. NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) on date of delivery if delivered personally or (b) on the fifth day after being sent by certified mail, return receipt requested, with postage prepaid as follows:

Borrower:                Jay Mealey, President
                         Crown Energy Corporation
                         215 South State Street, Suite 550
                         Salt Lake City, UT  84111

Lender:                  Oriental New Investments, Ltd.
                         C/O SAGEM
                         Rue des Bains 35
                         1205 Geneva, Switzerland

19. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended or modified, except by a written agreement signed by all parties hereto.

EXECUTED AND ACKNOWLEDGED THIS 6TH DAY OF MAY, 1997.

CROWN ENERGY CORPORATION      ORIENTAL NEW INVESTMENTS, LTD.

/s/ Jay Mealey

Jay Mealey, President         Authorized Representative

THIS CONVERTIBLE DEBENTURE AND THE UNDERLYING SHARES OF COMMON STOCK HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). ANY RESALE THEREAFTER MUST BE PURSUANT TO REGISTRATION UNDER THE ACT OR AN AVAILABLE EXEMPTION.

                         CROWN ENERGY CORPORATION

                            A Utah Corporation

Dated:         May 13,  1997


     Crown Energy Corporation, a Utah corporation (the "Corporation"), is indebted and, for value received, promises to pay to the order of ORIENTAL NEW INVESTMENTS, LTD., (the "Holder"), on November 13, 1997 (the "Due Date"), (unless this Debenture shall have been sooner called for redemption as herein provided), upon presentation of the Debenture, one hundred fifty thousand dollars, ($150,000) (the "Principal") and to pay interest on the Principal as provided herein.

     The Corporation covenants, promises and agrees as follows:

     1. Interest. Interest on this Convertible Debenture shall accrue from May 13, 1997 at a rate of nine percent (9%) per annum until paid or converted. Interest shall be due and payable quarterly beginning July 31, 1997 (the last day of the third full month following payment of the Principal).

     All accrued and unpaid interest shall be payable on the Due Date. All payments of principal and interest or principal or interest shall be made to the Holder at the offices of the Holder, c/o SAGEM, Rue Des Bains 35, 1205 Geneva, Switzerland, or at such other place as may be designated in writing by the holder.

     2.   Redemption.

     2.1. This Debenture may be redeemed at the option of the Corporation in whole or in part prior to the Due Date at any time and from time to time without penalty or premium. The Corporation may exercise its right to redeem this Debenture prior to maturity by giving notice (the "Redemption Notice") thereof to the Holder. The Redemption Notice shall set forth the amount of Principal and unpaid accrued interest of the Debenture to be redeemed (the "Redemption Amount") and shall fix a date for redemption (the "Redemption Date"). The Redemption Date shall not be less than 15 days nor more than 60 days after the date of the Redemption Notice.

     2.2. On the Redemption Date, the Corporation shall pay to the holder hereof a dollar amount equal to the Redemption Amount.

     2.3   The foregoing Redemption Notice notwithstanding, the
     Holder may convert this Debenture and accrued interest into common stock of the Corporation pursuant to the Holder's
     Rights of Conversion set forth below.

     3. Conversion. At any time sixty (60) days after the date the Principal of the Debenture was paid to the Corporation, the Holder may elect to convert the Principal and accrued interest (to the date prior to the date Notice of Conversion is given to the Corporation), in whole or in part, or solely the accrued interest in whole or in part into as many shares of common stock of the Corporation as equals the dollar amount to be converted divided by sixty-five percent (65%) of the average closing bid price for common stock of the Corporation as reported by NASD Electronic Bulletin Board for the ten (10) business days prior to the date the Holder's Conversion Notice is received by the Corporation.

     3.1. Conversion Notice. The holder may exercise the conversion rights by giving written notice (the "Conversion Notice") to the Corporation of the exercise of such right.
     The Conversion Notice must be received by the Corporation at least three business days prior to the Conversion Date and will state the ten business day average closing bid price, the amount of principal and or interest being converted and the delivery instructions for certificates registered in the name of the Holder.

     3.2 Prohibition on Stop Transfer Instructions. The Corporation shall not issue stop transfer instructions to its transfer agent with respect to certificates to be issued upon conversion. In addition, the Corporation shall not place a restrictive legend on the certificates to be issued upon conversion after expiration of the Regulation S Restricted Period for any reason other than the Corporation's reasonable good faith belief that the representations and warranties made by the Lender or contained in the Holder's Notice of Conversion are untrue or applicable provisions of federal or state securities laws, rules or regulations.

     3.3 Registration Rights. If within five business days of receipt of a Notice of Conversion, the Corporation fails to issue certificates for the Shares required by such Notice or issues certificates with a restrictive legend after the expiration of the Regulation S Restricted Period, for any reason other than the Corporation's reasonable good faith belief that the representations and warranties made by the Lender or contained in the Holder's Notice of Conversion are untrue, then the Corporation shall be required at its expense and at the request of the Holder to effect the registration of the Shares under the Act and relevant Blue Sky laws as promptly as is practicable and in no event later than 90 days from the date of the Holder's demand therefor. The Corporation and the Holder shall cooperate in good faith in connection with the furnishing of information required for such registration and the taking of such other actions as may be legally or commercially necessary in order to effect such registration. The Corporation shall file a registration statement within 60 days of Holder's Notice of Conversion and shall use its best efforts to cause such registration statement to become effective as soon as practicable thereafter. Such best efforts shall include, but not be limited to, promptly responding to all comments received from the staff of the Securities and Exchange Commission, providing Holder's counsel with a contemporaneous copy of all written communications from and to the staff of the Securities and Exchange Commission with respect to such registration statement and promptly preparing and filing amendments to such registration statement which are repsonsive to the comments received from the staff of the Securities and Exchange Commission. Once declared effective by the Securities and Exchange Commission, the Corporation shall cause such registration statement to remain effective until the earlier of (i) the sale by the Lender of all Shares registered or (ii) 120 days after the effective date of such registration statement.

          The Company shall also register a sufficient number of additional shares of common stock for the purpose of a recalculation of the number of shares to be issued pursuant to the conversion such that in the event the average closing bid price for common stock of the Borrower as reported by NASDAQ for the ten (10) days prior to the anticipated effective date of the registration statement is less than the average closing bid price set forth in the Lender's Notice of Conversion to the Borrower. If the average closing bid price for common stock of the Borrower as reported by NASDAQ for the ten (10) days prior to the anticipated effective date of the registration statement is less than the average closing bid price as set forth in the Lender's Notice of Conversion to the Borrower, then the Company shall issue such number of shares as calculated on the average closing bid price for common stock of the Borrower as reported by NASDAQ for the ten (10) days prior to the anticipated effective date of the registration statement.

     3.4 Registration in the Event of Amendments to Regulation S. In the event that Regulation S is amended in such a manner as to increase the Restricted Period for more than its present time period or to otherwise substantially deminish the liquiditiy of the Holder's investment as determined in its sole discretion, the Holder shall have the option to require the Corporation to register the Shares in the manner as set forth in (l) above.

     3.5 Penalty for Failure to Convert. If within five business days of receipt of a Notice of Conversion, the Corporation fails to issue certificates for the Shares required by such Notice or issues certificates with a restrictive legend after the expiration of the Restricted Period, for any reason other than the Corporation's reasonable good faith belief that the representations and warranties made by the Lender or contained in the Holder's Notice of Conversion are untrue, then the Corporation shall pay to the Holder by wire transfer, as liquidated damages for such failure and not as a penalty, an amount in cash equal to the lesser of $25,000 or twenty-five percent (25%) of such outstanding Principal and accrued interest. Such liquidated damages shall be added to the Principal and accrued interest of the Convertible Debenture and subject to the Default Provisions thereof. However, accrual or payment of such liquidated damages shall not relieve the Corporation from its obligations to register the Shares pursuant to paragraph 3.2 above.

     4. Default. Upon the occurrence of one or more of the Events of Default set forth below and subject solely to the Corporation's actual cure of the default, the Holder at its option and in its sole discretion, may declare the unpaid Principal and accrued interest immediately due and payable as completely as if said aggregate sum was originally agreed to be paid at such time. The declaration of a default shall be without demand for payment, which is hereby expressly waived by the Corporation. In addition, upon the occurrence of any one or more of such Events of Default, the Holder may proceed to enforce payment of the Principal and accrued interest, as accelerated as above provided, and any and all other duties, obligations and liabilities contained in the Convertible Debenture Agreement and the Convertible Debenture. The Events of Default are as follows:

     4.1 The entire unpaid and unredeemed balance of the Principal and all unpaid, accrued interest shall, at the election of the Holder, be and become immediately due and payable upon the occurrence of any of the following events (a "Default Event"):

          (a) Any default by the Corporation in the punctual payment of the Principal and accrued interest of the outstanding Convertible Debenture when and as the same shall become due and payable;

          (b) Any default by the Corporation under or breach by the Corporation in the performance of any covenant, agreement, warranty, representation or condition contained in this Agreement or the Convertible Debenture;

          (c)  If the Corporation shall:

               (i) apply for, or consent to, the appointment of a receiver, trustee, or liquidator of the Corporation for all or substantially all assets of the Corporation; (ii) file or be served with any petition for relief under the Bankruptcy Code or any similar federal or state law or admit in writing its inability to pay its debts as they become due; (iii) make a general assignment to creditors;

          (d) If any pleading shall be filed in any court or other forum seeking the adjudication of the Corporation as a bankrupt or insolvent, the appointment of a receiver, trustee, or liquidator of the Corporation or of all or substantially all of their assets which pleading shall not be dismissed within thirty (30) days; or

          (e) The filing of any tax lien respecting any of the assets of the Corporation;

          (f) The failure to file the Corporation's periodic reports with the U.S. Securities and Exchange Commission when due;

     4.2 Right to Cure Default. The foregoing notwithstanding, the Corporation shall have thirty (30) days from the date of such default to cure said default. Upon such cure the terms of the Convertible Debenture shall continue in effect.

     4.3. Rights and Remedies. Each right, power or remedy of the Holder upon the occurrence of any Default Event as provided for in this Debenture, or now or hereafter existing at law or in equity, or by statute shall be cumulative and concurrent and shall be in addition to every other right, power of remedy provided for in this Debenture or now or hereafter existing at law or in equity or by statute, and the exercise or beginning of the exercise by the Holder or transferee hereof of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by the holder hereof of any or all such other rights, powers or remedies.

     5. Failure to Act and Waiver. No failure or delay by the Holder to insist upon the strict performance of any term of this Debenture or to exercise any right, power or remedy consequent upon a Default Event hereunder shall constitute a waiver of any such term or of any such breach, or preclude the Holder hereof from exercising any such right, power or remedy at any later time or times. By accepting payment after the due date of any amount payable under this Debenture, the Holder hereof shall not be deemed to waive the right either to require payment when due of all other amounts payable under this Debenture, or to declare a Default Event for failure to effect such payment of any such other amount.

     6. Consent to Jurisdiction. The Corporation and Holder hereby agree and consent that any action, suit or proceeding arising out of this Debenture shall be brought in any appropriate court in the State of UTAH, including the United States District Court for the State of UTAH or in any other Utah court having jurisdiction over the subject matter, all at the sole election of the Holder hereof, and by the issuance and execution of this Debenture the Corporation and Holder irrevocably consents to the jurisdiction of Utah courts.

     7. Transfer/Negotiability. This Debenture shall be transferred on the books of the Corporation only by the registered Holder or by his/her attorney duly authorized in writing and only in accordance with applicable laws, rules and regulations.
Transfer shall be effected by delivery to the Corporation of a duly executed Assignment, substantially in the form attached hereto as Exhibit A. The foregoing notwithstanding, the Corporation shall not transfer this Debenture nor any of the shares of common stock to be issued upon conversion in the United States or to a "U.S. Person" (as defined in Regulation S promulgated under the Act) or for the account and benefit of any U.S. Person, except as provided in said Regulation S until forty-one days from the date of issuance of this Debenture. The Corporation shall be entitled to treat any Holder of record of the Debenture as the Holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in this Debenture in the name of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the Laws of UTAH. Subject to receipt of a duly executed Assignment, the Debenture shall be assigned by the Holder for value, to a Holder in Due Course as defined by the Uniform Commercial Code. The Corporation hereby makes an unconditional promise to repay the Principal and accrued interest of this Debenture on or before the date due to any such Holder in Due Course and acknowledges that repayment to a Holder in Due Course is not subject to any claims or defenses the Corporation may have against the original Holder.

     8. Notices. All notices and communications under this Debenture shall be in writing and shall be deemed delivered (a) on date of facsimile transmission, provided the document(s) sent by facsimile transmission is sent by overnight delivery service with package tracking capabilities or (b) on the date of receipt of notice sent by overnight delivery service with package tracking capabilities to:

     The Corporation:         Jay Mealey, President
                              CROWN ENERGY CORPORATION
                              215 South State Street, Suite 550
                              Salt Lake City, UT  84111

          Voice telephone:         801 537 5610
          Fax:                     801 537 5609

and, if to the Holder, to the address of such holder as it appears in the books of the Corporation. Any notice of communication shall be deemed given and received as of the date of such delivery or three days after deposit with an overnight courier service or after five (5) days after deposit with U.S. Postal Service as first class air mail.

     9. Governing Law. This Debenture shall be governed by and construed and enforced in accordance with the laws of the State of UTAH, or, where applicable, the laws of the United States, without regard to conflicts of law.

     10. Incorporation by Reference. The terms, Representations and Warranties set forth in the Convertible Debenture Agreement between the Corporation and ORIENTAL NEW INVESTMENTS, LTD., dated May 13, 1997, are incorporated herein by this reference, and any transferee or subsequent Holder of this Debenture (or the shares of common stock issued upon conversion thereof during the Restricted Period as defined by Regulation S) shall be subject to and bound by the provisions of such agreement.

     IN WITNESS WHEREOF, the Corporation has caused this Debenture to be duly executed.

ATTEST:                            CROWN ENERGY CORPORATION

/s/ Rich Rawdin                    /s/ Jay Mealey

Rich Rawdin, Secretary             Jay Mealey, President

                                EXHIBIT A
                                ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby assigns to:

                            the 10% Convertible Debenture of CROWN
ENERGY CORPORATION, No.            and hereby irrevocably appoints
                                                    , Attorney, to
transfer said debenture on the books of the within named corporation, with full power of substitution in the premises.

     WITNESS my hand and seal this                             day
of                               , 199  .

                                                             (SEAL)

                                                            (SEAL)

WITNESS: